                                                                    EXHIBIT 99.1


                                  NEWS RELEASE

                                                            [FIRSTCITY FINANCIAL
                                                               CORPORATION LOGO]

contact: Suzy W. Taylor
         (713) 652-1810

            FIRSTCITY FINANCIAL ANNOUNCES FIRST QUARTER 2002 RESULTS

      WACO, TEXAS MAY 15, 2002... FirstCity Financial Corporation (Nasdaq FCFC) today announced a loss from continuing operations for the quarter ended March 31, 2002 of $.8 million. After recognition of a loss from discontinued operations and accrued dividends on the Company's preferred stock, the net loss to common shareholders was $2.0 million or $.24 per share on a diluted basis.

Components of the loss for the current quarter, compared to the quarter ended March 31, 2001 are as follows:


                                                                FOR THE QUARTER ENDED
                                                                      MARCH 31,
                                                                --------------------
                                                                  2002         2001
                                                                --------     -------
       Portfolio Acquisition and Resolution                     $  2,331     $ 2,565
       Gain on sale of interest in equity investment                  --       3,134

       Consumer                                                   (1,081)     (1,523)

       Parent overhead, net                                       (2,084)     (2,551)
                                                                --------     -------
       Earnings (loss) from continuing operations                   (834)      1,625
                                                                --------     -------
       Loss from discontinued operations                            (500)         --
       Accrued preferred dividends                                  (642)       (642)

       Net earnings (loss) to common
                                                                --------     -------
       Shareholders                                             $ (1,976)    $   983
                                                                ========     =======

PORTFOLIO ASSET ACQUISITION

Acquisitions in the first quarter of $24 million were comprised of two portfolios, one in Mexico for $11.7 million, and one in the United States at a cost of $12.8 million.

Operating contribution of $2.3 million was comprised of $6.8 million in revenues, net of $4.5 million of expenses. The business generated 51% of the revenues from domestic investments, 36% from investments in Mexico and 13% from investments in France. The major components of revenue for the quarter include equity earnings in acquisition partnerships of $2.8 million, servicing fees of $2.2 million, and interest income of $1.3 million.

Management believes that prospects for investment in distressed assets in 2002 continue to be promising. The current economic conditions have caused an increase in the level of non-performing assets in U.S. markets. To capitalize on the new opportunities in the U.S., FirstCity has recently implemented a new marketing program, with staff dedicated to identifying new opportunities on both a bid and negotiated basis. In foreign markets, the availability of distressed assets in France and Mexico remains strong. The Company is looking for opportunities to expand its franchise base into Central and South America as well as other parts of Europe. In order to take advantage of these opportunities the Company continues to seek alternative sources of liquidity to supplement its current lines of credit.


                                     (more)

                                       (2)

31% INTEREST IN DRIVE FINANCIAL

Drive originated $113 million of receivables during the quarter. Delinquencies, defaults and losses on defaults improved from prior quarter levels, as the effects of travel slowdowns caused by the September 11 attacks were in part mitigated. The losses on auto receivables are offset by the 15% discount that Drive pays for its assets. It is anticipated that in future quarters Drive may use securitizations from time to time to manage interest rate risk and create availability under its warehouse lines of credit. Drive may structure future securitizations as financing transactions rather than sales. In this case, rather than being dependent on gain on sale treatment for periodic earnings, earnings would will grow gradually, as growth in inventory causes net interest income to increase over time.


DISCONTINUED OPERATIONS

The Company recorded a provision for impairment of discontinued operations of $.5 million. The provision was recorded to replenish the reserves to $.6 million. Charges against the reserves of $1.7 million and $.3 million during the quarter were due to a reduction in the anticipated future cash flows from securitization trusts resulting from increased projected losses and prepayments forecast over the remaining life of the securitization trusts and expenses incurred during the quarter related to the liquidation of discontinued operations. As of March 31, 2002, the anticipated net realizable value of the Company's investment in discontinued operations is $16.5 million, which is net of reserves of $.6 million. The remaining reserves represent estimates of the anticipated liquidation costs associated with the cash flows from the securitization trusts.

CORPORATE MATTERS

John H. Litzler, the Chapter 7 Trustee in the bankruptcy proceedings of Harbor Financial Group, Inc., Harbor Financial Mortgage Corporation ("HFMC") and four subsidiaries of HFMC, initiated adversary proceedings on May 25, 2001 against FirstCity and various current and former directors and officers of FirstCity and Harbor. The Trustee, FirstCity, the other defendants and the insurers providing Director's and Officer's Insurance coverage for FirstCity and its subsidiaries (the "Insurers") have reached an agreement to compromise the claims brought in the adversary proceedings, subject to the approval of the Bankruptcy Court. Under the proposed settlement, if approved by the Bankruptcy Court, the Trustee will release the defendants, their affiliates and subsidiaries from any and all claims which were brought or could have been brought by the Trustee against any of the defendants, any past and present officers and directors of FirstCity or any affiliates or subsidiaries of FirstCity in consideration of (i) the payment of the sum of $3.6 million by the Insurers to the Trustee, (ii) a payment by FirstCity to the Trustee in the sum of $.225 million, of which $.162 million is contingent upon FirstCity's receiving that sum in connection with finalizing a settlement with Chase Securities, Inc. and JP Morgan Chase in the matter discussed below, and (iii) the release of any and all claims of FirstCity and its affiliates and subsidiaries and of the individual defendants in the bankruptcy proceedings against the Trustee other than an administrative claim of FirstCity in the amount of $.3 million. The payment by the Insurers is conditioned upon FirstCity's administrative claim in the Bankruptcy Case being allowed in the amount of $.3 million, which claim FirstCity will assign to the Insurers and which shall be paid by the Trustee directly to the Insurers. The approval of the Bankruptcy Court of the proposed terms of settlement has not been obtained, and there can be no assurance that such consent and approval will be secured.

FirstCity and the Trustee are parties to separate suits filed in New York involving claims by and against JP Morgan Chase Bank and Chase Securities, Inc. Chase Securities, Inc. filed claims against FirstCity seeking recovery of $2.4 million as the balance of a transaction fee alleged to be due to Chase Securities, Inc. under the terms of an engagement letter between FirstCity and Chase Securities, Inc. related to the engagement of Chase to sell HFMC. FirstCity has asserted as a defense to this action violations of the Bank Holding Company Act, breach of contract and other claims. FirstCity was granted leave to amend its answer in the suit to include a counterclaim against Chase Securities, Inc. asserting breach of contract.

The Trustee, in his capacity as trustee of the bankruptcy estates of the Harbor Parent and HFMC, filed an action against JP Morgan Chase Bank and Chase Securities, Inc. seeking recovery of damages arising from or relating to various agreements by and between Harbor Parent and HFMC and Chase Manhattan Bank and Chase Securities, Inc., including alleged violations of the Anti-Tying provision of the Bank Holding Company Act.

                                     (more)

                                       (3)

The Trustee, the Company and JP Morgan Chase Bank and Chase Securities, Inc. have finalized settlement documents to settle the claims brought in the suits pending in the New York courts described above. The settlement of the suit filed by Chase Securities, Inc. against FirstCity is subject to the approval of the proposed terms of settlement between the Trustee and JP Morgan Chase Bank and Chase Securities, Inc. (the "Harbor Settlement") by the Bankruptcy Court in the proceedings related to Harbor. There can be no assurance that the approval of the Bankruptcy Court of the Harbor Settlement can be obtained. In the event that the settlement of the suit is not completed or the Bankruptcy Court does not approve the Harbor Settlement, the Company intends to vigorously defend the claim of Chase Securities, Inc. for payment of the fee and to pursue its claims for damages against JP Morgan Chase Bank and Chase Securities, Inc.

Currently, FirstCity has approximately 1.2 million preferred shares outstanding with accrued and unpaid dividends of approximately $7.06 million or $5.77 per share. As discussed in previous releases, Term Loan B, which resulted from the corporate debt restructure completed in August 2000 restricts the payment of dividends on preferred shares until it is repaid in full. Given the continued high debt levels of the Company, and management's priority of assuring adequate levels of liquidity, the Company does not anticipate that preferred dividends will be paid in the foreseeable future.

Company management continues to work toward an overall corporate restructure designed to maximize long-term shareholder value and increase funding sources. Management believes that the Company's current loan facilities, related fees generated from servicing of assets, equity distributions from existing Acquisition Partnerships and wholly-owned portfolios, as well as sales of interest in equity investments, will allow the Company to meet its obligations as they come due.

FORWARD LOOKING STATEMENTS

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to the Company's strategic objectives and future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, performance or achievements, and may contain the words "expect", "intend", "plan", "estimate", "believe", "will be", "will continue", "will likely result", and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company's actual results to differ materially from those indicated in the forward-looking statements. These factors include, but are not limited to, the performance of the Company's subsidiaries and affiliates; availability of portfolio assets; assumptions underlying portfolio asset performance, the degree to which the Company is leveraged; the Company's continued need for financing; availability of the Company credit facilities; the impact of certain covenants in loan agreements of the Company and its subsidiaries, general economic conditions; interest rate risk; changes (legislative and otherwise) in the asset securitization industry; fluctuation in residential and commercial real estate values; capital markets conditions, including the markets for asset-backed securities; risks of declining value of loans, collateral or assets; risks associated with foreign operations; currency exchange rate fluctuations and foreign social and economic conditions; the ability of the Company to utilize net operating loss carryforwards; uncertainties of any litigation arising from discontinued operations; factors more fully discussed and identified under Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations", risk factors and other risks identified in the Company's Annual Report on Form 10-K, filed with the SEC on April 1, 2002, as well as in the Company's other filings with the SEC. Many of these factors are beyond the Company's control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

FirstCity is a diversified financial services Company with operations dedicated to portfolio asset acquisition and resolution and consumer lending with offices in the United States and with affiliate organizations in France and Mexico. Its common (FCFC) and preferred (FCFCO) stocks are listed on the Nasdaq National Market SYSTEM.

                                 (Tables follow)

                              SUMMARY OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                            THREE MONTHS ENDED
                                                                                  MARCH 31,
                                                                        -----------------------------
                                                                           2002              2001
                                                                        -----------       -----------
Revenues:
    Servicing fees                                                      $     2,222       $     2,465
    Gain on resolution of Portfolio Assets                                      244               218
    Equity in earnings of investments                                         1,475             2,060
    Interest income                                                           1,305             1,240
    Gain on sale of interest in equity investment                              --               3,134
    Other income                                                                240               120
                                                                        -----------       -----------
          Total revenues                                                      5,486             9,237
Expenses:
    Interest and fees on notes payable                                        1,548             2,442
    Salaries and benefits                                                     2,735             2,223
    Provision for loan and impairment losses                                     99               585
    Occupancy, data processing, communication and other                       1,910             2,578
                                                                        -----------       -----------
          Total expenses                                                      6,292             7,828
Earnings (loss) from continuing operations before income
    taxes and minority interest                                                (806)            1,409
Benefit (provision) for income taxes                                            (13)               15
                                                                        -----------       -----------
Earnings (loss) from continuing operations
    before minority interest                                                   (819)            1,424
Minority interest                                                               (15)              201
                                                                        -----------       -----------
Earnings (loss) from continuing operations                                     (834)            1,625
Loss from discontinued operations                                              (500)             --
                                                                        -----------       -----------
Net earnings (loss)                                                          (1,334)            1,625
Accumulated preferred dividends in arrears                                     (642)             (642)
                                                                        -----------       -----------
Net earnings (loss) to common shareholders                              $    (1,976)      $       983
                                                                        ===========       ===========

Basic and diluted earnings (loss) per common share are as follows:
       Earnings (loss) from continuing operations                       $     (0.18)      $      0.12
       Discontinued operations                                                (0.06)             --
       Net earnings (loss) per common share                             $     (0.24)      $      0.12
       Wtd. avg. common shares outstanding                                    8,376             8,368


                      SELECTED UNAUDITED BALANCE SHEET DATA

                                                                         MARCH 31,        DECEMBER 31,
                                                                           2002               2001
                                                                        -----------       ------------
Portfolio acquisition and resolution assets                             $    83,495       $    79,335
Consumer assets                                                               8,557            10,205
Deferred tax asset                                                           20,101            20,101
Net assets of discontinued operations                                        16,463            16,657
Total assets                                                                140,177           138,893
Notes payable                                                                93,945            91,209
Preferred stock                                                              32,743            32,101
Total common shareholders' equity                                             1,969             3,877

                                 SUPPLEMENTAL INFORMATION
                                  (DOLLARS IN THOUSANDS)
                                       (UNAUDITED)

                                                                   THREE MONTHS ENDED
                                                                        MARCH 31,
                                                          -------------------------------------
                                                              2002                     2001
                                                          ------------             ------------
SUMMARY OPERATING STATEMENT DATA FOR EACH BUSINESS
    Portfolio Asset Acquisition and Resolution:
       Revenues                                           $      6,791             $     11,114
       Expenses                                                  4,361                    4,830
                                                          ------------             ------------
       Operating contribution before provision for
          loan and impairment losses                             2,430                    6,284
       Provision for loan and impairment losses                     99                      585
                                                          ------------             ------------
       Operating contribution, net of direct taxes        $      2,331             $      5,699
                                                          ============             ============
    Consumer Lending:
       Revenues, net of equity in loss of investment      $     (1,345)            $     (1,892)
       Expenses, net of minority interest                         (264)                    (369)
                                                          ------------             ------------
       Operating loss, net of direct taxes                $     (1,081)            $     (1,523)
                                                          ============             ============

PORTFOLIO ACQUISITION AND RESOLUTION:

  OVERVIEW
  AGGREGATE PURCHASE PRICE OF PORTFOLIOS ACQUIRED:
    Acquisition partnerships
       Domestic                                           $     12,770             $     66,329
       Mexico                                                   11,709                   19,464
       France                                                       --                    1,613
                                                          ------------             ------------
          Total                                           $     24,479             $     87,406
                                                          ============             ============

                                                            PURCHASE                FIRSTCITY'S
HISTORICAL ACQUISITIONS - ANNUAL                              PRICE                 INVESTMENT
--------------------------------                              -----                 ----------
       2002 year to date                                  $     24,479             $      5,375
       2001                                                    224,927                   24,319
       2000                                                    394,927                   22,140
       1999                                                    210,799                   11,203
       1998                                                    139,691                   28,478
       1997                                                    183,229                   37,109

PORTFOLIO ACQUISITION AND RESOLUTION ASSETS BY REGION:
       Domestic                                           $     51,562             $     56,716
       Mexico                                                   21,039                   17,233
       France                                                   10,894                    9,038
                                                          ------------             ------------
          Total                                           $     83,495             $     82,987
                                                          ============             ============

REVENUES BY REGION:
       Domestic                                           $      3,446             $      8,015
       Mexico                                                    2,436                    1,755
       France                                                      908                    1,324
       Other foreign                                                 1                       20
                                                          ------------             ------------
          Total                                           $      6,791             $     11,114
                                                          ============             ============

REVENUES BY SOURCE:
       Equity earnings                                    $      2,820             $      3,954
       Servicing fees                                            2,222                    2,465
       Interest income - loans                                   1,277                    1,168
       Gain on sale of interest in equity investment                --                    3,134
       Gain on resolution of Portfolio Assets                      244                      218
       Other                                                       228                      175
                                                          ------------             ------------
          Total                                           $      6,791             $     11,114
                                                          ============             ============

                              SUPPLEMENTAL INFORMATION
                               (DOLLARS IN THOUSANDS)
                                    (UNAUDITED)

                                                                                     QUARTER ENDED
                                                                                        MARCH 31,
                                                                            ----------------------------------
                                                                                2002                 2001
                                                                            -------------        -------------
ANALYSIS OF EQUITY INVESTMENTS IN ACQUISITION PARTNERSHIPS:
FIRSTCITY'S AVERAGE INVESTMENT IN ACQUISITION PARTNERSHIPS
       Domestic                                                             $      33,357        $      27,889
       Mexico                                                                         391                1,157
       France                                                                       8,780                7,373
       France-Servicing subsidiaries                                                2,169                1,559
                                                                            -------------        -------------
          Total                                                             $      44,697        $      37,978
                                                                            =============        =============

FIRSTCITY SHARE OF EQUITY EARNINGS (LOSS):
       Domestic                                                             $       1,959        $       3,128
       Mexico                                                                         (17)                (471)
       France                                                                         460                  468
       France-Servicing subsidiaries                                                  418                  829
                                                                            -------------        -------------
          Total                                                             $       2,820        $       3,954
                                                                            =============        =============

SELECTED OTHER DATA:
AVERAGE INVESTMENT IN WHOLLY OWNED PORTFOLIO ASSETS
    AND LOANS RECEIVABLE:
       Domestic                                                             $      14,656        $      30,419
       Mexico                                                                      19,406               13,284
                                                                            -------------        -------------
          Total                                                             $      34,062        $      43,703
                                                                            =============        =============

INCOME FROM WHOLLY OWNED PORTFOLIO ASSETS AND LOANS RECEIVABLE:
       Domestic                                                             $         535        $         745
       Mexico                                                                         986                  641
                                                                            -------------        -------------
          Total                                                             $       1,521        $       1,386
                                                                            =============        =============

SERVICING FEE REVENUES:
       Domestic partnerships:
          $ Collected                                                       $      31,824        $      33,943
          Servicing fee revenue                                                       817                  887
          Average servicing fee %                                                    2.57%                2.61%
       Mexico partnerships:
          $ Collected                                                       $      19,194        $      35,909
          Servicing fee revenue                                                     1,353                1,344
          Average servicing fee %                                                    7.05%                3.74%
       Incentive service fees                                               $          52        $         234
       Total Service Fees:
          $ Collected                                                       $      51,018        $      69,852
          Servicing fee revenue                                                     2,222                2,465
          Average servicing fee %                                                    4.36%                3.53%

SERVICING PORTFOLIO (FACE VALUE)
       Domestic                                                             $     502,295        $     569,780
       Mexico                                                                   1,570,032            1,383,673
       France                                                                     450,424              399,606
                                                                            -------------        -------------
          Total                                                             $   2,522,751        $   2,353,059
                                                                            =============        =============

NUMBER OF PERSONNEL AT PERIOD END:
       Production                                                                      23                   26
       Servicing                                                                      128                   87
                                                                            -------------        -------------
          Total personnel                                                             151                  113
                                                                            =============        =============

                            SUPPLEMENTAL INFORMATION
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                               QUARTER ENDED
                                                                  MARCH 31,
                                                        ------------------------------
                                                           2002               2001
                                                        -----------        -----------
CONSUMER LENDING:

    Automobile loans acquired (1)                       $   113,401        $   122,554
    Origination characteristics:
          Face value to wholesale value                      101.27%            101.09%
          Weighted average coupon                             20.97%             20.43%
          Purchase discount (% of face value)                 15.75%             15.30%

    Servicing portfolio (face value in $)                   599,814            433,231
    Defaults (% of total loans acquired)                      17.49%             14.38%
    Losses on defaults (% of original loan balance             8.19%              6.74%
       at time of default)
    Delinquencies (% of total serviced portfolio)              4.87%              4.17%
    Equity in loss of Drive                             $    (1,345)       $    (1,894)
       Minority interest                                        269                378
                                                        -----------        -----------
          Net equity in loss of Drive                   $    (1,076)       $    (1,516)
                                                        ===========        ===========

(1) Auto lending business formerly conducted by FirstCity Funding (FirstCity now owns 31% of Drive Financial Services and accounts for its investment using the equity method of accounting).